SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): April 13, 2006


                         Commission file number 0-14061


                             STEEL TECHNOLOGIES INC.
             (Exact name of registrant as specified in its charter)

           Kentucky                                        61-0712014
   (State or other jurisdiction of                     (I.R.S. Employer
    incorporation or organization)                    Identification No.)

                 15415 Shelbyville Road, Louisville, KY   40245
               (Address of principal executive offices) (Zip Code)

                                 (502) 245-2110
              (Registrant's telephone number, including area code)

                                 Not applicable
-------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act(17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

Item 7.01  Regulation FD Disclosure

On April 13, 2006, Steel Technologies Inc. issued a press release announcing it has signed a binding letter of intent to acquire all the outstanding stock of privately held Kasle Steel Corporation, Dearborn, Michigan. A copy of the press release is attached hereto as Exhibit 99.

Item 9.01 Financial Statements and Exhibits.

(d)      Exhibits

Exhibit Number    Description

Exhibit 99 Press release dated April 13, 2006 of Steel Technologies Inc., announcing it signed a binding letter of intent to purchase Kasle Steel Corporation




SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STEEL TECHNOLOGIES INC.
    (Registrant)




By   /s/ Joseph P. Bellino
     ---------------------
        Joseph P. Bellino
        Chairman of the Board &
        Chief Executive Officer


Dated:  April 13, 2006

                                   EXHIBIT 99


                                  NEWS RELEASE

Contact: Bradford T. Ray                    Joseph P. Bellino
         Chief Executive Officer            Chief Financial Officer
         502/245-2110                       502/245-2110



                STEEL TECHNOLOGIES SIGNS BINDING LETTER OF INTENT
                       TO PURCHASE KASLE STEEL CORPORATION


LOUISVILLE, Ky. (April 13, 2006) - Steel Technologies Inc. (NASDAQ/NM: STTX) today announced that it has signed a binding letter of intent to acquire all the outstanding stock of privately held Kasle Steel Corporation, Dearborn, Michigan. Through its five processing facilities, including three joint ventures, Kasle Steel is North America's largest independent supplier of automotive steel blanks, shipping over 1.5 million tons annually across a variety of platforms. The purchase price is approximately $49 million, subject to closing adjustments, which includes the assumption of approximately $19 million of liabilities. The Company expects to finance the transaction with its existing credit facility.

     Kasle Steel's wholly owned operations include Kasle Steel Auto Blankers, Inc. in Flint, Michigan, and Kasle Steel of Canada, Ltd. in Windsor, Ontario. Its three joint venture operations consist of a 50% interest in RSDC of Michigan, L.L.C. in Holt, Michigan, a joint venture with Marubeni-Itochu Steel America, Inc.; a 50% interest in Kasle Metal Processing, LLC in Jeffersonville, Indiana, a joint venture with Automatic Feed Company; and a 49% interest in Delaco-Kasle LLC d/b/a Delaco Kasle Processing in Woodhaven, Michigan, a certified minority joint venture with Delaco Steel Corporation. These operations process material primarily on a toll basis under which steel is processed for a value-added fee without taking ownership.

     Bradford T. Ray, Chairman and Chief Executive Officer of Steel Technologies said, "Kasle Steel and its joint ventures have a proud history and excellent reputation as world-class suppliers servicing the automotive industry. This acquisition will expand Steel Technologies' blanking capabilities considerably and will strengthen our position with key automotive customers. In addition, the combination substantially broadens our processing platform and enhances opportunities to grow with our existing customer base. Upon completion, we expect this acquisition to be immediately accretive to earnings."

     Subject to the completion of final due diligence, Steel Technologies expects to complete negotiation of a definitive stock purchase agreement and close the acquisition on or about May 4, 2006.

     Steel Technologies processes flat-rolled steel to specific thickness, width, temper, finish and shape requirements for automotive, appliance, lawn and garden, office furniture, agriculture, construction, hardware, and consumer goods. The Company has 19 facilities, including its joint venture operations, located throughout the United States and Mexico. More information about the Company may be found on the World Wide Web at www.steeltechnologies.com.

     Statements contained in this release, which are not historical facts, are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties (contained in the Company's SEC filings), which could cause actual results to differ materially from those projected. These include, without limitation, statements regarding the anticipated completion date of our acquisition of Kasle Steel Corporation. The acquisition of Kasle Steel Corporation is subject to customary closing conditions, including further due diligence and the execution of a definitive stock purchase agreement; we cannot guarantee that the acquisition will be completed on schedule, if at all. SEC filings may be obtained from the SEC or by contacting the Company.

                                      -END-